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EXHIBIT 99.1

        The following unaudited pro forma condensed combined statements of operations for the year ended September 30, 2001 and the six months ended March 31, 2002, and the unaudited condensed combined balance sheet as of March 31, 2002 have been prepared to reflect our purchase of the common stock of Crossmann Communities, Inc. ("Crossmann"). On April 17, 2002, Crossmann merged into a wholly owned subsidiary, Beazer Homes Investment Corp. The total purchase price for Crossmann's common stock was $511.4 million, which includes the value of the cash and equity consideration and estimated merger costs. The aggregate consideration paid in the merger consists of approximately $191.3 million in cash and approximately 3.85 million shares of our common stock (valued at $308.1 million). The purchase price includes $17.60 in cash per Crossmann share outstanding as of March 31, 2002, and 0.3544 of a share of Beazer common stock for each share of Crossmann common stock outstanding as of March 31, 2002. This calculation, which was made in accordance with the provisions of the merger agreement, is based upon the final exchange ratio of 0.3544, which was determined by using the average closing price of Beazer's common stock, as reported on the New York Stock Exchange, for the 15 consecutive trading days ending on, and including, the third trading day prior to the Crossmann shareholder meeting. The Beazer common stock has been valued for accounting purposes at $80 per share, the average market price of Beazer's common stock a few days before and after the date of finalization of the exchange ratio. The unaudited pro forma condensed combined balance sheet reflects the combined financial position of Beazer and Crossmann as of March 31, 2002, assuming that the acquisition of Crossmann by Beazer had taken place on March 31, 2002. The unaudited pro forma condensed combined statements of operations reflect the combined results of operations of Beazer and Crossmann assuming that the merger had taken place on October 1, 2000.

        On March 18, 2002, Crossmann notified the holders of its outstanding 7 5/8% Senior Notes due 2004 and 7 3/4% Senior Notes due 2008 that it would exercise its option to prepay all of such outstanding notes, for a price equal to the outstanding principal amount and accrued but unpaid interest thereon, plus a make-whole amount. The notes were prepaid on April 17, 2002. The make-whole amount was approximately $0.5 million with respect to the 7 5/8% Senior Notes due 2004 and $4.8 million with respect to the 7 3/4% Senior Notes due 2008. The Crossmann Credit facility was also paid off and cancelled on April 17, 2002.

        The acquisition of Crossmann was financed with our offering of unsecured senior notes having an aggregate principal amount of $350 million, on which we pay interest semi-annually at a rate of 8 3/8% and which mature in April 2012.

        Under accounting principles generally accepted in the United States of America, the merger of Crossmann into our subsidiary will be accounted for under the purchase method. The valuations and other studies required to determine the fair value of the Crossmann assets acquired and liabilities assumed are currently being performed. As a result, the excess purchase price has tentatively been allocated to goodwill and the purchase price will be allocated to the Crossmann tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with the excess to be allocated to goodwill. Accordingly, the related adjustments reflected in the unaudited pro forma condensed combined financial statements are preliminary and subject to adjustments, which could be material, as further fair value information is obtained.

        On August 1, 2001, we acquired the residential homebuilding operations of Sanford Homes of Colorado LLLP and April Corporation, collectively referred to herein as Sanford. The assets, liabilities and operating results of Sanford have been included in our historical financial statements since the acquisition date. However, the accompanying pro forma condensed combined statement of operations for the year ended September 30, 2001 also assumes that the acquisition of Sanford had been completed on October 1, 2000.

        Pro forma adjustments have been made in the accompanying statements to reflect the impact of purchase accounting for and financing of the Crossmann and Sanford acquisitions under Statement of Financial Accounting Standards No. 141 "Business Combinations". Goodwill arising from the Sanford acquisition is not, and goodwill arising from the Crossmann acquisition will not be, amortized in our historical financial statements and accordingly is not amortized in the accompanying pro forma statements of operations. This goodwill will be subject to impairment tests in the future.

        The unaudited pro forma condensed combined financial information is provided for comparative purposes only and does not purport to be indicative of the results that would actually have been obtained had the acquisition been effected on October 1, 2000 nor of the results which may be obtained in the future. The unaudited pro forma condensed combined financial information should be read in conjunction with our historical financial statements and notes thereto from our Annual Report on Form 10-K for the year ended September 30, 2001, our historical financial statements and notes thereto from our quarterly reports on Form 10-Q for the quarters ended December 31, 2001 and March 31, 2002, the historical financial statements and notes thereto of Crossmann from Crossmann's Annual Report on Form 10-K for the year ended December 31, 2001, the unaudited consolidated financial statements and notes of Crossmann as of March 31, 2002 included herein, and the historical combined financial statements and notes of Sanford from our Current Report on Form 8-K/A dated October 15, 2001.

BEAZER HOMES USA, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2002
($ in thousands)

	Beazer Historical(1)	Crossmann Historical(1)		Pro Forma Adjustments		Beazer Pro Forma Combined
ASSETS
Cash and cash equivalents	$—	$7,948		$(191,295	)(3)	$23,420
				206,767	(4)
Inventory	923,831	330,889		—		1,254,720
Property, plant and equipment, net	12,781	10,185		—		22,966
Goodwill, net	14,094	20,606		242,718	(3)	277,418
Other assets	67,750	53,773		1,000	(4)	122,523

Total assets	$1,018,456	$423,401		$259,190		$1,701,047

LIABILITIES AND STOCKHOLDERS' EQUITY
Trade accounts payable	$69,630	$14,180		$—		$83,810
Other payables and accrued liabilities	152,539	17,275		—		169,814
Revolving credit facility	—	59,600		(59,600	)(4)	0
Senior notes	395,522	58,333	(2)	(58,333	)(4)	738,522
				343,000	(4)

Total liabilities	617,691	149,388		225,067		992,146
Stockholders' equity	400,765	274,013		308,136	(3)	708,901
				(274,013	)(5)

Total liabilities and stockholders' equity	$1,018,456	$423,401		$259,190		$1,701,047

        Pro forma adjustments to unaudited condensed combined balance sheet as of March 31, 2002:

(1)
For purposes of this unaudited pro forma condensed combined balance sheet, our and Crossmann's balance sheets have been included as of March 31, 2002 and have been derived from our unaudited financial statements and Crossmann's unaudited financial statements.

(2)
On March 18, 2002, Crossmann sent the holders of its outstanding 7 5/8% Senior Notes due 2004 and 7 3/4% Senior Notes due 2008 a notice that Crossmann exercised its option to prepay all of such outstanding notes on April 17, 2002, for a price equal to the outstanding principal amount and accrued but unpaid interest thereon, plus a make-whole amount. The make-whole amount was approximately $0.5 million with respect to the 7 5/8% Senior Note due 2004 and $4.8 million with respect to the 7 3/4% Senior Notes due 2008. Such make-whole premium is added to goodwill in accounting for the acquisition (see note 3).

(3)
Reflects the acquisition of Crossmann for cash and shares of Beazer common stock. A preliminary estimate of the excess of the purchase price over identifiable tangible and intangible net assets of Crossmann is summarized as follows:

Purchase price(a):
Cash ($17.60 per Crossmann share)	$191,295
Beazer Common Stock ($28.35 per Crossmann share)	308,136

Purchase price of acquisition	499,431
Estimated merger expenses(b)	12,000

Total cost of acquisition	511,431
Less net book value of Crossmann	(274,013)
Plus make-whole premium (see note 2)	5,300

Excess purchase price to be assigned in acquisition, tentatively allocated to goodwill	$242,718

  (a)
  Based upon 10,869,012 shares of Crossmann common stock outstanding at March 31, 2002. The purchase price includes $17.60 in cash per Crossmann share outstanding as of March 31, 2002, and 0.3544 of a share of Beazer common stock for each share of Crossmann common stock outstanding as of March 31, 2002. The Beazer common stock is valued at $80 per share, the average market price of Beazer's common stock a few days before and after the date of finalization of the exchange ratio. Excludes the effect of 54,703 options outstanding and exercisable at March 31, 2002 to purchase Crossmann common stock at an average exercise price of $16.57 per share.

  (b)
  Does not include fees and expenses in the aggregate amount of $1.75 million on a $250 million bridge facility which was available and was not drawn upon. Such costs will be included by us as interest incurred in fiscal 2002.

(4)
Reflects the issuance of $350 million of senior notes (net of discount and estimated issuance costs of $7.0 million and $1.0 million, respectively) and the application of the proceeds from these notes (i) to fund the cash portion of the acquisition of Crossmann, (ii) to repay Crossmann's outstanding indebtedness including the make-whole premium (see note 2) and (iii) to reduce borrowings under our revolving credit facility.

(5)
To eliminate the historical stockholders' equity of Crossmann.

BEAZER HOMES USA, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended September 30, 2001

(in thousands, except per share data)

	Beazer Historical(1)	Sanford Historical(2)	Crossmann Historical(3)	Pro Forma Adjustments		Beazer Pro Forma Combined
Total revenue	$1,805,177	$105,054	$798,356	$—		$2,708,587
Costs and expenses:
Home construction and land sales	1,444,215	76,271	624,648	5,500	(5)	2,138,834
				(11,800	)(7)
Selling, general and administrative	205,498	11,574	86,312	(5,500	)(5)	297,884
Interest	33,235	1,170	—	1,500	(4)	67,118
				19,413	(6)
				11,800	(7)

Operating income	122,229	16,039	87,396	(20,913)		204,751
Other income (expense), net	1,721	534	1,350	—		3,605

Income before income taxes	123,950	16,573	88,746	(20,913)		208,356
Provision for income taxes	48,341	1,222	35,063	5,324	(8)	82,301
				(7,649	)(9)

Net income before extraordinary item(10)	$75,609	$15,351	$53,683	$(18,588)		$126,055

Weighted average number of shares:
Basic	8,145			3,852		11,997
Diluted	9,156			3,852		13,008
Net income before extraordinary item per common share(10):
Basic	$9.28					$10.51

Diluted	$8.26					$9.69

        Pro forma adjustments to unaudited condensed combined statements of operations for the year ended September 30, 2001:

(1)
For purposes of this unaudited pro forma condensed combined statement of operations, our results of operations have been included for our year ended September 30, 2001 and have been derived from our audited financial statements.

(2)
We acquired the residential homebuilding operations of Sanford on August 1, 2001, and our historical statement of operations includes these operations subsequent to such date. Accordingly, this column includes the results of Sanford's operations for the ten months ended July 31, 2001 (prior to their acquisition by us) derived from Sanford's unaudited combined financial statements.

(3)
For purposes of this unaudited pro forma condensed combined statement of operations, Crossmann's results of operations have been included for its year ended December 31, 2001 and have been derived from its audited financial statements. Accordingly, this pro forma statement includes revenues and net income for Crossmann's quarter ended December 31, 2001of $264,133 and $19,197, respectively, and excludes revenues and net income for Crossmann's quarter ended December 31, 2000 of $212,055 and $11,284, respectively.

(4)
To impute interest of $2.2 million on the aggregate purchase price of Sanford and to adjust Sanford's average borrowing rate to our average borrowing rate for the period October 1, 2000 to July 31, 2001 to 7.98%, and to eliminate loan guarantee fees paid to an affiliate of $0.7 million.

(5)
To reclassify certain expenses of Crossmann totaling $5.5 million from general and administrative expenses to cost of sales, principally for warranty and general liability insurance, to conform to our presentation.

(6)
To impute interest and amortization of debt discount and issuance costs on the $350 million 8 3/8% notes to be issued to finance the Crossmann acquisition, net of interest incurred by Crossmann during 2001 on its notes payable and revolver borrowings.

(7)
To reclassify amortization of capitalized interest of Crossmann of $11.8 million to conform to our presentation.

(8)
To provide income taxes on SHOC's results based upon a 39.5% expected effective rate. SHOC was organized as a limited liability partnership and, therefore, did not record income taxes.

(9)
To tax effect the pro forma adjustments and to adjust historical tax rates based on the expected effective income tax rate of 39.5% for the combined companies.

(10)
Does not include Beazer's extraordinary loss on extinguishment of debt of $0.7 million, net of taxes.

BEAZER HOMES USA, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended March 31, 2002

(in thousands, except per share data)

	Beazer Historical(1)	Crossmann Historical(1)	Pro Forma Adjustments		Beazer Pro Forma Combined
Total revenue	$993,029	$405,688	$—		$1,398,717
Costs and expenses:
Home construction and land sales	794,047	315,468	3,400	(2)	1,106,915
			(6,000	)(4)
Selling, general and administrative	107,691	46,034	(3,400	)(2)	150,325
Interest	15,938	—	10,397	(3)	32,335
			6,000	(4)

Operating income	75,353	44,186	(10,397)		109,142
Other income (expense), net	2,232	(1,546)	—		686

Income before income taxes	77,585	42,640	(10,397)		109,828
Provision for income taxes	30,258	17,937	(4,813	)(5)	43,382

Net income before extraordinary item(10)	$47,327	$24,703	$(5,584)		$66,446

Weighted average number of shares:
Basic	8,464		3,852		12,316
Diluted	9,419		3,852		13,271
Net income before extraordinary item per common share(10):
Basic	$5.59				$5.40

Diluted	$5.02				$5.01

        Pro forma adjustments to unaudited condensed combined statements of operations for the six months ended March 31, 2002:

(1)
For purposes of this unaudited pro forma condensed combined statement of operations, our and Crossmann's results of operations have been included for the six months ended March 31, 2002 and have been derived from unaudited financial statements.

(2)
To reclassify certain expenses of Crossmann totaling $3.4 million from general and administrative expenses to cost of sales, principally for warranty and general liability insurance, to conform to our presentation.

(3)
To impute interest and amortization of debt discount and issuance costs on the $350 million 8 3/8% notes to be issued to finance the Crossmann acquisition net of interest incurred by Crossmann during the six months ended March 31, 2002 on its notes payable and revolver borrowings.

(4)
To reclassify amortization of capitalized interest of Crossmann of $6.0 million to conform to our presentation.

(5)
To tax effect the pro forma adjustments and to adjust historical tax rates based on the expected effective income tax rate of 39.5% for the combined companies.

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  EXHIBIT 99.1
BEAZER HOMES USA, INC. Unaudited Pro Forma Condensed Combined Balance Sheet March 31, 2002 ($ in thousands)
BEAZER HOMES USA, INC. Unaudited Pro Forma Condensed Combined Statement of Operations Year Ended September 30, 2001 (in thousands, except per share data)
BEAZER HOMES USA, INC. Unaudited Pro Forma Condensed Combined Statement of Operations Six Months Ended March 31, 2002 (in thousands, except per share data)